POWER OF ATTORNEY

DAVIS NEW YORK VENTURE FUND, INC.

(1933 Act No. 2-29858, 1940 Act No. 811-1701)

DAVIS SERIES, INC.

(1933 Act No. 2-57209, 1940 Act No. 811-2679)

DAVIS VARIABLE ACCOUNT FUND, INC.

(1933 Act No. 333-76407, 1940 Act No. 811-9293)

SELECTED AMERICAN SHARES, INC.

(1933 Act No. 2-10699, 1940 Act No. 811-51)

SELECTED INTERNATIONAL FUND, INC.

(1933 Act No. 2-27514, 1940 Act No. 811-1550)

CLIPPER FUNDS TRUST

(1933 Act No. 333-124255, 1940 Act No. 811-21758)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Lisa Cohen and Richard Cutshall, as the undersigned's attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any document to be filed with the Securities and Exchange Commission and all other state or federal regulatory authorities, including but not limited to pre- and post- effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of 1940, whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.

REGISTRANTS:

Davis New York Venture Fund, Inc.

Davis Series, Inc.

Davis Variable Account Fund, Inc.

Selected American Shares, Inc.

Selected International Fund, Inc.

Clipper Funds Trust

By:	/s/ Thomas Gayner	Date:	January 1, 2025
Thomas Gayner Chaiman of the Board of Directors/Trustees

OFFICERS:

	/s/ Kenneth Eich	Date:	January 1, 2025
Kenneth Eich Principal Executive Officer and Executive Vice President of each Registrant

	/s/ Douglas Haines	Date:	January 1, 2025
Douglas Haines Treasurer, Chief Financial Officer, and Principal Accounting Officer of each Registrant

DIRECTORS/TRUSTEES: (of each Registrant)

/s/ Francisco Borges	Date:	January 1, 2025
Francisco Borges

/s/ Andrew Davis	Date:	January 1, 2025
Andrew Davis

/s/ Christopher Davis	Date:	January 1, 2025
Chistopher Davis

/s/ John Gates	Date:	January 1, 2025
John Gates

/s/ Thomas Gayner	Date:	January 1, 2025
Thomas Gayner

/s/ Samuel Iapalucci	Date:	January 1, 2025
Samuel Iapalucci

/s/ Katherine MacWilliams	Date:	January 1, 2025
Katherine MacWilliams

/s/ Richard O’Brien	Date:	January 1, 2025
Richard O’Brien

/s/ Lara Vaughan	Date:	January 1, 2025
Lara Vaughan

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